Exhibit 10.14

Advertising Sites Leasing Contract

This Advertising Sites Leasing Contract (hereinafter referred as the “Contract”) was entered into by the following parties in Beijing on 18 January 2008:

Party A:	GOME Home Appliance Co. Ltd.

Address:	18/F, Tower B, Eagle Run Plaza, 26 Xiaoyun Road, Chaoyang District, Beijing.

Party B:	Beijing Time Share Advertising & Communications Co. Ltd.

Address:	Block 3, Beijing Representative Office of People’s Government of Sichuan Province, 312 Longzhaoshu, Xiaohongmen Road, Chaoyang District, Beijing.

Where:

1.	Party A is a limited liability company incorporated under the laws of the People’s Republic of China (hereinafter referred to as “China”), and has a considerable number of sites for outdoor advertisement display within China.

2.	Party B is a limited liability company incorporated under the laws of China, mainly engaged in outdoor advertisement display.

3.	Party A operates nationwide, electrical appliance chain stores (including GOME Home Appliance and Yongle Household Electrical Appliance, hereinafter referred to as “Chain Stores”). The facades of the buildings of Chain Stores (including usable walls and roofs, hereinafter referred to as “Facade(s)”) are classified into two categories. The first category of the Facades represents the facades used as Party A’s store signs (for traditional household electrical appliances and communications companies, hereinafter referred to as “Store Signs”) including door frames, door headers (including the form of LED), shop signs, light boxes of Chain Stores (as specified in Appendix I for the detailed forms of Store Signs). If certain parts of the stores of Party A are to be leased out, Party A will have the right to provide the lessees with the space for store signs. Party B shall provide priority advertisement spaces for lessees if so required. The second category of the Facades represents the sites that can be developed into outdoor billboards for commercial advertisement display (hereinafter referred to as “Advertising Sites”).

4.	Party A agrees to lease the Facades of its Chain Stores which can be used as advertising sites for outdoor advertisement display to Party B for Party B’s advertising business; Party B agrees to rent Party A’s Advertising Sites for the purposes of lease of advertising sites or advertisement display for its advertising business.

5.	The forms of billboards include light boxes, billboards, rotating planes, LEDs and neon signs.

Therefore, Party A and Party B hereby hold the principle of fairness and honesty in respect of the lease of advertising sites by Party A to Party B for billboard installation and advertisement display, and enter into the Contract and its terms with mutual agreement as follows:

Article 1 The locations of the Advertising Sites leased to Party B by Party A

Party A agrees to lease all Facades of the Chain Stores of household electrical appliances that it operates in China (excluding Hong Kong, Macau and Taiwan) which can be developed into advertising sites to Party B. For the purpose of the Contract, the number of Chain Stores shall be 1,000 and all the Facades of those 1,000 Chain Stores which can be developed for advertisements sites (including existing billboards and advertising spaces available to be developed) are granted to Party B for advertisement display. If the number of Chain Stores of Party A exceeds 1,000, then the Advertising Sites with surplus Chain Stores will also be leased to Party B on the agreed terms of the Contract. Based on the foregoing, if Party A acquires other new chain stores of household electrical appliances and develops new chain stores, the Advertising Sites with these new chain stores will also be leased to Party B on the agreed terms of the Contract. The locations of all Chain Stores are set out in Appendix II of the Contract.

Article 2 The use of advertising sites leased to Party B by Party A

Party B rents the Advertising Sites specified in Article 1 from Party A for the use of advertising site leases, advertisement installation, advertisement display and providing advertising services.

Article 3 Leasing period

The leasing period of the Advertising Sites of the Chain Stores in the Contract is valid until 31 August 2015. The renewal of the Contract will be further negotiated and signed by Party A and Party B upon expiration.

Article 4 Production of Store Signs and construction of Advertising Sites

4.1	With regard to Store Signs and Advertising Sites, both Party A and Party B agree in concert to engage third-party advertisement production companies which are mutually recognised by both parties to produce or renovate the Facades of Chain Stores of Party A. The advertisement production contracts for Store Signs shall be entered into after negotiation between Party A and the third parties and the production and renovation expenses incurred from production and renovation of Store Signs shall be payable by Party A. The production contracts for billboards shall be entered into after negotiation between Party B and the third parties and the expenses incurred from billboard production shall be payable by Party B.

4.1.1	The number of Chain Stores which are designated by Party A for overall production and renovation of Facades shall be no more than 20% of the total number of Chain Stores (i.e. among the 1,000 Chain Stores stated herein, Party A may designate no more than 200 Chain Stores for overall production and renovation of Facades). For the Chain Stores designated by Party A, the areas of billboards and Store Signs to be produced shall be calculated as follows: (i) Party B shall be responsible for the billboard production costs for the surface area which covers the viewable area (i.e. the viewable area presented in the advertisement display) and the extension of not more than 40cm from the edges of the advertisements; (ii) Party A shall be responsible for the Store Sign production costs for the area which features Party A’s information (including all elements of store signs of Party A, such as logos, colours of store signs, light boxes, LEDs, description of services, injection molding characters, doorpost, etc.) and the extension of not more than 40cm from the edges of such signs; and (iii) both parties shall be equally responsible for the production and renovation expenses for the public areas other than the areas for which Party A and Party B shall be respectively responsible as specified in (i) and (ii) above, provided that the amount to be paid by Party B shall not exceed RMB5,000,000 and the exceeding amount shall be paid by Party A. This payment arrangement is applicable to the 1,000 Chain Stores specified herein and any Chain Stores exceeding those 1,000 Chain Stores shall be subject to identical ratio of the same payment arrangement.

4.1.2	For the Chain Stores other than those stated in Article 4.1.1 of the Contract, the areas of billboards and Store Signs to be produced on the Facades shall be calculated as follows: the production area of billboard refers to extension of 40cm from the edges of viewable area on Facades, as well as the basic surface excluding the Store Signs. All the remaining areas are parts of the production area of Store Signs.

4.2	The production of Store Signs shall be invested by Party A and the information contained therein shall only be the information related to Party A. The ownership of and the interests generated from the Store Signs and ancillaries shall be attributable to Party A whereas Party B shall have no right to intervene. The production of billboards shall be invested by Party B. The ownership of and the interests generated from the billboards and ancillaries shall be attributable to Party B whereas Party A shall have no right to intervene.

4.3	Party A shall assist Party B with the production of advertisement areas and provide Party B with all the information required in the processes of approvals and display of advertisements.

4.4	Party B shall provide training to the construction personnel confirmed by both parties and oversee the progress of construction. Both Party A and Party B shall jointly regulate the progress of construction.

4.5	The production and renovation of the Facades (including store signs and advertisements) of 1,000 Chain Stores shall be completed no later than 30 August 2008. If the production and renovation are not completed due to objective reasons, both parties shall have negotiations.

4.6	Party B is responsible for the design of renovation of Facades (refer to the surface of the Chain Stores of Party A and the Advertising Sites used by Party B). In order to assure the progress of construction, Party A shall approve by signature or comment on the design within three working days upon acceptance of the design provided by Party B, otherwise Party A shall be deemed to have signed and approved the design. Construction will commence upon the approval and confirmation of the design by Party A. Should the design provided by Party B fail to satisfy the requirements of Party A, Party A may engage other parties to conduct the design. Such design shall be confirmed by both parties with their signatures.

Article 5 Rental fees and payment for Advertising Sites

5.1	Rental fees for Advertising Sites

5.1.1	Party A shall lease the Advertising Sites specified in Article I herein to Party B and Party B shall pay Party A rental fees for the lease of the Advertising Sites.

5.1.2	The Facades of the Chain Stores shall be renovated by third party production companies. The Store Signs shall be inspected for acceptance by Party A and billboards shall be inspected by Party B. Both Party A and Party B agree that upon acceptance of the billboards, the rental fees for Advertising Sites shall be calculated by unit of Chain Stores. In respect of the 1,000 Chain Stores, the Facades of each Chain Store shall have a viewable area for advertisement display. The rental fees for the Advertising Sites in respect of the advertising area of an individual Chain Store shall be charged: (i) for the Chain Stores, each of which has an advertising area of 100 sq. m. or above, while the number of Chain Stores shall be the number of Chain Stores subject to the calculation of the rental fees for Advertising Sites by both parties; (ii) for the Chain Stores with an advertising area of less than 100 sq. m., the sum of the advertising area of such Chain Stores shall be divided by 100 sq. m., and the number of chain stores calculated based on this method shall be the number of Chain Stores subject to the calculation of the rental fees for Advertising Sites by both parties.

5.1.3	Both Party A and Party B agrees that, subject to Article 5.1.2, the rental fees for Advertising Sites shall be charged at a unified price for each Chain Store. The annual rental for Advertising Sites of each Chain Store shall be [***][1]. In the event that the actual number of Chain Stores that satisfy the requirements under Article 5.1.2 reaches 1,000, the annual rental for Advertising Sites for a chain store shall be [***][2]. If the number of Chain Stores is less than 1,000, the annual rental for Advertising Sites shall be calculated based on the actual number of Chain Stores.

[1]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.
[2]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

5.1.4	Party A shall not increase the rental fees for Advertising Sites for any reasons within the term of the Contract.

5.1.5	The total contract amount for the Contract for a term of seven years is RMB525 million (Reminbi five hundred and twenty five million).

5.2	Payment Method and Time

5.2.1	Both Party A and Party B agree that the leases of Advertising Sites under this Contract shall commence on 1 September 2008 regardless of whether the production and renovation of the Facades have been completed.

5.2.2	After the completion of the production of the Facades (including Store Signs and billboards) of the Chain Stores, both parties shall confirm the number of Chain Stores (based on the unit of individual Chain Stores) and the final annual rental for Advertising Sites (in accordance with the standards set forth in Article 5.1.2 and 5.1.3 herein) as the basis for the payment of the rental fees of Advertising Sites by Party B to Party A.

5.2.3	The Facades of the Chain Stores which are renovated, newly opened or acquired and jointly operated by Party A shall be leased to Party B based on the rate calculated pursuant to the terms of the Contract. The commencement date of the lease term for the Facades of such Chain Stores shall be extended to 90 days after the renovation of the Facades has been completed and inspected for acceptance. The time needed for the renovation of the Facades for newly-opened or acquired and jointly-operated Chain Stores shall be further negotiated by both parties.

5.2.4	Both Party A and Party B agree that for the 1,000 Chain Stores stated above, if the production expenses for Store Signs payable to a third party by Party A amount to [***][3] or less, Party B shall pay the expenses on behalf of Party A to the third party production company which shall be designated by Party B. A third party agreement shall be entered into by Party A, Party B and the third party production company in this respect. If the production expenses for Store Signs exceed [***][4], the amount exceeding [***][5] shall be paid to third party production company directly by Party A. Party B shall be entitled to offset the rental fees for Advertising Sites payable to Party A by making the payment for the production expenses of Store Signs on behalf of Party A to the third party production company. Party B shall notify Party A in writing every time before

[3]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.
[4]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.
[5]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

making payment on behalf of Party A, and Party A is deemed to confirm such payment if Party A does not raise objection in writing with legal and justifiable reasons within two working days upon receipt of such written notification. If the production expenses for Store Signs payable to a third party by Party B on behalf of Party A exceed the rental for Advertising Sites payable to Party A by Party B in that year, Party B shall be entitled to offset the rental for advertising venues payable next year. Party B is not required to pay for any further rental for Advertising Sites before the production expenses for Store Signs payable to the third party by Party B on behalf Party A is fully offset.

5.2.5	If the production expenses for Store Signs paid by Party B on behalf of Party A is fully offset by the rental fees to be paid by Party B to Party A for the lease of Advertising Sites, the rental fees for Advertising Sites that are not offset in that year shall be paid by Party B to Party A based on the payment method stipulated in the Contract on a quarterly basis.

5.2.6	In accordance with Article 5.2.5 of the Contract, after the rental fees for Advertising Sites to be paid to Party A has been fully offset by the production expenses for Store Signs paid by Party B on behalf of Party A, Party B shall pay the rental fees for Advertising Sites to Party A prior to the beginning of each quarter 25% of the rental fees for Advertising Sites on 1 September, 1 December, 1 March and 1 June of the year.

5.3	The payment under the Contract shall be made through transfer or telegraphic transfer. Party A is required to provide Party B with a valid invoice with an amount equal to such payment before Party B makes the payment on behalf of Party A or for its own. The invoice shall be a service invoice and the item appearing thereon shall be the management fee for the Advertising Sites.

Article 6 The respective obligations of Party A and Party B

6.1	The obligations of Party A:

6.1.1	Party A shall guarantee that it has rights without any defects to lease all the Advertising Sites of the Chain Stores specified herein. Party A shall provide certificates of ownership to Party B, including but not limited to ownership, unless otherwise provided in the Contract. Party A shall assure the exclusive operating rights of billboards are granted to Party B within the lease term. Party A shall not grant any rights or permits, without consultation with Party B, to any third parties other than Party B for the display of any advertisement or information on the Facades of the Chain Stores operated by Party A.

6.1.2

Party A shall assist Party B or the partners of Party B with the installation, production and maintenance of Advertising Sites and display of advertisement, as well as various documents required for the application of construction permits and the advertisement display which shall be submitted by Party A. Party A shall offer sufficient assistance to and cooperate with Party B or its partners in the installation and update of advertisements and related tasks so as to maintain the ordinary operations of Party B throughout the term herein.

6.1.3	Unless the Chain Stores are closed, Party A shall guarantee Party B that all the Chain Stores herein operate till August 31, 2015, otherwise Party A is deemed to breach the Contract. If Party A informs Party B that the leases of certain Chain Stores are due within two years (representing the expiration of the leasing contracts entered into between Party A and the property lessors) (Party B shall sign a confidential agreement in respect thereof) and Party B continues to agree to include such Chain Stores into the 1,000 Chain Stores specified herein (subject to the conditions in Article 5.1.2 herein), Party A shall be deemed not liable. If Party B can only operate its advertisement business at certain Chain Stores for less than two years for the reason that Party A fails to notify Party B of the Chain Stores with leasing term less than two years, the rental fees of such Advertising Sites shall be calculated based on the actual term of use and Party A shall compensate Party B for the production cost of the billboards of such Chain Stores on the basis of RMB500 per square metre. In the event that Party B leases the Advertising Sites of certain Chain Stores for two years or above during the term of the Contract which are closed due to expiration of lease or operational reasons, Party B shall be entitled to request Party A to provide additional Advertising Sites of other Chain Stores such Chain Stores. The number of chain store compensated shall be based on the number of stores so revoked.

6.1.4	Party A shall assure that the operation rights of Advertising Sites of the Chain Stores which Party A will reconstruct, open, acquire and enter into cooperation with other appliance chain store operators will continue to be granted to Party B in accordance with the Contract. The price for the lease shall be subject to Article 5 herein.

6.1.5	Party A shall deal with the termination of contracts with its existing advertising customers for its Chain Stores and the progress and results of such matters shall neither affect the renovation of the Facades to be carried out by third party production companies nor the operation of the billboards by Party B, provided that such advertising customers shall have the right of first refusal to rent such billboards from Party B.

6.1.6	Party A guarantees that Party B shall have the right of first refusal to renew the lease upon the expiration of the lease term under the Contract. The terms of the renewed lease are to be negotiated.

6.1.7	Party A shall provide Party B with electrical outlets near to the billboards or at the locations specified in the design plan and the outlets shall comply with all applicable technical and safety standards. Party A shall undertake to provide Party B with safe and reliable electricity supply for billboard lighting. The expenses for additional electricity supply for the Store Signs and advertisements shall be borne by Party A.

6.1.8	If the government intends to sell the advertising space by auction, Party B is entitled to the relevant benefits and rights including but not limited to the proceeds of the auction, and the rights to enter into relevant contracts with buyers during the term of the Contract. All revenue and losses arising from the sales contracts are attributable to Party B.

6.1.9	Party A shall bear electricity expenses for renovation, production and lighting of Store Signs.

6.1.10	During the term of the Contract, Party A shall assure that Party B is entitled to the exclusive operation rights of billboards within the term of the lease and Party A guarantees that the Advertising Sites leased to Party B are not covered or blocked, and no commercial advertisements in any forms or contents are allowed to be displayed at any locations and space of the Facades of the Chain Stores (except the advertisements for Party A’s promotion activities provided that Party B’s advertisements are not covered and the display of Party B’s advertisement are not affected). If Party A fails to comply with this article, it shall take the liability of breach of contract under the Contract and take remedial action within two days, otherwise, Party B has the rights to remove the coverings and other advertisements.

6.2	The Obligation of Party B

6.2.1	Party B shall pay the rental fees for the Advertising Sites to Party A on a quarterly basis according to the terms of the Contract.

6.2.2	Party B shall be responsible for the design, installation, maintenance and safety of billboards.

6.2.3	Party B shall be responsible for the connection between the advertisement lighting devices and the electric outlets provided by Party A, and shall maintain safe and reliable electricity supply from the electrical outlets to the advertisement lighting devices. The lighting devices consist of the lighting system and control system. Party B shall be responsible for the safety and reliability of the connections between the lighting system and control system and be responsible for the maintenance of the electric wires.

6.2.4

Party B shall pay the electricity charge for lighting the advertisements to Party A on time. Separate electric meters shall be installed and the monthly electricity charges shall be calculated as follows: (i) if a Chain Store of Party A is leased by Party A from a property owner and the electricity charge should be paid by Party A to the property owner, Party B shall pay Party A the electricity charge equivalent to the amount paid by Party A thereto; (ii) if Party A has an electricity account with the electric supply bureau, the electricity charge to be paid by Party B to Party A shall be calculated on the basis of the amount charged by the local electric supply bureau plus a maintenance fee of 3%, subject to adjustment by the electric supply bureau. Electricity charges shall be paid after deduction of the Store Signs production costs are paid by Party B on behalf of Party A from the rental fees of Advertising Sites, which will be paid by Party B to Party A. Electricity charges shall be paid on a monthly basis and Party B should prepay an amount to Party A equivalent to the monthly electricity charge for three months as a deposit.

6.2.5	Party B shall be responsible for the damages to the advertisements due to natural disasters including earthquakes, storms, and thunder and lightning. However, Party B shall continue to have the operation rights of the Advertising Sites when the natural disasters end and the term of the Contract shall be extended accordingly.

6.2.6	Advertisements to be displayed by Party B shall primarily include the advertisements for the following industries or contents: IT, household electrical appliance, automobile, real estate, financial investment and insurance, telecommunication, medical equipment, aviation, wine, household appliance, cosmetics, logistics, beverage, public welfare advertisement and information in connection with Party B. If Party B needs to display advertisements of other industries such as tobacco and apparel, footwear and headwear, it is subject to Party A’s consent. The advertisements which will be displayed by Party B shall neither be any information of Party A’s competitors and peers in the same industry nor information in connection with the hospital and funeral service industry. The advertisements displayed on LED screens by Party B shall not be subject to any limitation other than the information in connection with the hospital and funeral service industry as specified above, provided that these advertisements are in compliance with the relevant requirements under the Advertisement Law.

6.2.7	Disputes and safety issues arising from the advertising operation during the leasing term shall be the sole responsibility of Party B.

6.2.8	If any billboard or advertisement is damaged or its lighting is out of order, Party B shall repair them within five working days to recover its appearance unless it is not allowed due to any objective factors. Unless Party B is unable to display any advertisements due to planning, approval and advertisement regulations, any billboard shall not remain empty for more than two months, otherwise, Party B shall display its own promotion advertisement and maintain the appearance of the Facades. If Party B fails to display its promotion advertisement, Party A is entitled to display its own advertisement provided that Party A informs Party B in writing three working days in advance.

6.2.9	Party B shall have the qualification to display advertisements during the term of the Contract and shall carry out the advertisement display in compliance with relevant laws and regulations, otherwise, Party B shall bear all legal responsibilities and losses so incurred.

Article 7 Force Majeure

The Contract shall not be arbitrarily terminated. If the Advertising Sites of any Chain Stores are to be demolished or are not available to display advertisements due to force majeure such as government regulations, policies, planning, reconstruction of properties by Party A (or the property owner) and changes in the use of properties (as evidenced by certificate of relevant competent organization), Party A and Party B shall calculate the rental fees based on the actual leasing days. However, it will not affect the performance of Party A and Party B of the Contract in respect of the Advertising Sites of other Chain Stores. Before the relevant Advertising Sites of such Chain Store are available to display advertisements, Party A shall guarantee that no commercial advertisements shall be displayed by any entities or individuals (including Party A itself) on the relevant Advertising Sites. Once such Chain Store is available to display advertisements, Party A shall unconditionally give the Chain Store to Party B for display of advertisements. The price shall be determined in accordance with the Contract.

Article 8 Special terms

8.1	Disputes among Party A, Party B and the third party production company in respect of the production of any Store Signs and billboards shall not affect the execution of Store Signs and billboards of other Chain Stores.

8.2	Disputes among Party A, Party B and the third party production company in respect of the production of Store Signs and billboards shall not affect the display of advertisements on the billboards for which Party B has commenced operation.

8.3	Disputes between Party A and Party B in respect of Advertising Sites or billboards of any Chain Stores shall not affect the cooperation and performance of the Advertising Sites or billboards of other Chain Stores.

8.4	The Advertising Sites of the Chain Stores refer to all Facades of the Chain Stores which can be developed into billboards (including the Facades already acquired and to be acquired by Party A). Party A shall continue to secure more Advertising Sites from the property owners (property management entities). Party B shall be unconditionally, free of any additional charge, entitled to the operation rights of any newly acquired Advertising Sites, which shall not be used by Party A on its own or other persons as permitted by Party A.

8.5	The currencies used in the Contract refer to Renmenbi.

Article 9 Breach of contract

9.1

The Contract shall be binding when executed. The Contract shall be performed by both parties even if Party A violates any terms of the Contract. Unless subject to Article 6.2.8, if Party A or its branch entities lease (or give) the Advertising Sites which have already leased to Party B, to other entities or individuals in any other ways, or display Party A’s own or other advertisements (or information) on the Advertising Sites set out in the Contract without the written consent from Party B, Party A is deemed to breach the Contract. Party A shall resume the possession of the Advertising Sites and unconditionally deliver it to Party B and shall take all necessary remedial actions within two days. Party A shall also be subject to compensation to Party B as follows: for each piece (or area) of billboard so involved, Party A shall pay a compensation for breach of contract of RMB100,000 to Party B. If the Contract is unable to be performed due to Party A’s breach of the Contract, production costs and the equally-shared public area Store Signs production costs paid by Party B based on the original value, Party A shall pay the full amount of production costs for billboards and the Store Signs which were paid by Party B and shall also pay 30% of the total value of the Contract as compensation for breach of contract. If the compensation for breach of contract is insufficient to recover the loss of Party B, Party A shall compensate all economic losses incurred by Party B and Party B’s customers and cooperation parties (including but not limited to compensation for breach of contract to be paid to the customers by Party B and the relevant investment and expected interest). If Party A constitutes a fundamental breach of the Contract, which causes a failure of the performance of the Contract, Party A shall not have any advertisements or information displayed on Advertising Sites set out in the Contract within the terms of the Contract, and shall not lease or give the Advertising Sites to other entities or individuals for display of any advertisements or information.

9.2	If Party B fails to make the relevant payments pursuant to the Contract in a timely manner, it is obliged to pay a penalty for the default of payment to Party A equivalent to one ten-thousandth of the amount in default for each day. Party A may terminate the Contract if any payment remains in default for more than 90 days. If Party B constitutes a fundamental breach of the Contract, which causes a failure of the performance of the Contract, it is obliged to pay 30% of total value of the Contract as compensation for breach of contract. If Party B is in breach of any other relevant requirements of the Contract, the Contract shall continue to be performed and shall not be terminated.

Article 10 Others

10.1	Party A and Party B may negotiate further for any issues included in the Contract, and enter into any supplementary contracts.

10.2	For any disputes arising from the Contract, Party A and Party B shall resolve them on a friendly negotiation basis and may submit the dispute to the courts if no agreement is reached through negotiation.

10.3	The Contract becomes effective when it is signed and stamped by both parties.

10.4	The Contract shall have eight copies with same legal effect. Each party shall keep four copies of the Contract.

10.5	The original copy of the Contract is computer-printed and no alteration shall be effective.

(This is the end of the body of the Contract)

Party A:	GOME Home Appliance Co. Ltd.	Party B:	Beijing Time Share Advertising & Communications Co., Ltd.

Representative:		Representative:

Date:	18 January 2008	Date:	18 January 2008

Supplementary Agreement to the Advertising Sites Leasing Contract

Party A: GOME Home Appliance Co., Ltd. (hereinafter “Party A”)

Party B: Beijing Time Share Advertising & Communications Co., Ltd. (hereinafter “Party B”)

In light of the differences between the terms of the Advertising Sites Leasing Contract (hereinafter “the Contract”) entered into by Party A and B on January 18th, 2008 in Beijing and the actual performance of the Contract, the following supplementary provisions have been negotiated and agreed upon:

Article 1. Allocation of Expenses

Amending Article 4.1 of the Contract:

Both Party A and Party B agree to engage mutually approved third-party production companies to reconstruct or renovate the facades of Party A’s chain stores nationwide. Party A will negotiate with third parties on the store sign advertisement production contracts, and the shared expense portion of costs from reconstructing or renovating the signs and the façade will be borne by Party A. For the façade production of the first thousand stores, Party B will pay a one-time fee of RMB 5,000,000, due before November 30th, 2008, to Party A as Party B’s portion of the shared costs. Party B will not be liable for any further shared production expenses. The allocation of shared production expenses for any additional store beyond the first thousand shall be subject to further negotiation. The production contracts for Party B’s billboards will be negotiated between Party B and third parties. Party B shall only be responsible for the production expenses relating to the viewable areas of the advertisement and the inner structure of the viewable areas. The clause restricting stores designated for façade production and renovation to 20% of total stores in the Contract shall be cancelled.

The production area of the billboards and store signs shall be calculated as follows: the production area of the billboard covers the façade of the viewable area; everything else falls under the production area of the store sign.

Article 4 of the Contract, dealing with the two parties’ production area and expenses allocation, shall be annulled.

Article 2. Advertising site rental fees

2.1 Because of changes in Party A’s VI system, the advertising area in Party A’s chain stores has decreased. In response, both parties agree that annual advertising site rental fees for each chain store will be reduced from [***]1 to [***]2. The number of Party A’s chain stores included in the rent calculation shall still be calculated in accordance with Article 5.1.2 in the Contract. Total annual advertising site rental fees will be set at [***]3 if the actual number of chain stores that satisfy the requirements set out in Article 5.1.2 of the Contract reaches 1,000. If the threshold of 1,000 is not met, rental fees will be calculated based on the actual number of chain stores.

[1]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.
[2]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.
[3]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

2.2 Both parties agree that Party B shall hold ownership rights to the advertising sites covered under this agreement, beginning from the effective date of the agreement until its expiration.

The leasing term for advertising sites completed prior to September 1st, 2008 shall commence on September 1st, 2008. The leases for sites completed after September 1st, 2008 shall commence 90 days after Party B conducts due diligence and approves the site.

Both parties agree that accounting will be conducted on December 31st, 2008 with the following understanding: for chain stores commensurate to Article 5.1.2 of the Contract on December 31st, 2008, rent will be calculated for the current year based on this agreement. Stores added after December 31st, 2008 will be accounted for in the following year’s payable rent. On the accounting day, both parties must sign a site rental fee confirmation list.

Rent for chain stores that Party A may reconstruct, newly open, acquire, or jointly operate with other parties shall be calculated according to this agreement. The lease will commence 90 days after the façade production is complete and obtains Party B’s approval. The production period for façades of newly opened, acquired or jointly operated chain stores will be separately negotiated between the two parties.

2.3 Both parties agree that 80% of the chain store facades shall be fully reconstructed/renovated before August 30th, 2008. On this assumption, Party B shall pay [***]4 in advance for site rental fees, with 50% transferred to Party A before August 30 th, 2008, and the remainder transferred before November 30th, 2008. If Party B’s advance exceeds the total rental fees due for that year, Party B has the right to hedge the rental fees for the following year. Before the hedged amount is used up, Party B will not need to pay any additional site rental fees. After the hedged amount is exhausted, Party B shall make quarterly payments equal to 25% of total annual rental fees on the first day of September, December, March, and June of each year. Article 5.2.4 in the Contract shall become invalid upon the signing of this supplementary agreement, and shall not be implemented.

Article 3. The Contract remains the standard for any matters not settled in this supplementary agreement. Affairs not settled in the Contract or this agreement can be settled through negotiating additional contracts.

Article 4. This agreement enjoys the same legal binding force as the Contract. This agreement should control should there be any conflicts between the Contract and this agreement.

Article 5. This agreement shall be legally effective upon signing by both parties and stamping of their respective company seals.

Article 6. This agreement is drawn up in eight copies. Each Party shall keep four copies respectively. Each copy of the agreement enjoys the same legal binding force.

[4]	This portion of the Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

Party A:		Party B:

GOME Home Appliance Co., Ltd.		Beijing Time Share Advertising & Communications Co., Ltd.

Authorized Representative:	/s/ Xiao Chen	Authorized Representative:	/s/ Jiaju Zeng
July 12, 2008		June 11, 2008

Notice

To:

Beijing Time Share Advertising & Communication Co., Ltd.

Because of our reasons, the GOME Facades reconstruction project and advertisement spaces planning need to be redesigned in terms of the effectiveness and techniques. According to the on-going situations, we will complete the first five hundred GOME Chain Stores Facades reconstruction prior to 31st December, 2008 and complete the remaining GOME Chain Stores Facades reconstruction prior to 31st March 2009. Provided that the conditions mentioned above are satisfied,

1.	the first and second completion date of GOME Chain stores reconstruction shall be 31st December, 2008 and 31st March, 2009, respectively.

2	within one week upon the completion of Facades reconstruction of GOME Chain Stores, your company shall pay off the remainder of the advances of site rental fees according to the Supplementary Agreement to the Advertising Sites Leasing Contract.

Please make sure the parallel preparation work for the advertising project construction as well as the sales work is going smoothly.

Best regards

GOME Home Appliance Co., Ltd.

28th August, 2008

/s/ stamp of GOME Home Appliance Co., Ltd.